UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 27, 2011

Corus Bankshares, Inc.
(Exact name of registrant as specified in its charter)

Minnesota	0-06136	41-0823592
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10 S. Riverside Plaza Suite 1800 Chicago, IL	60606
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (312) 474-6388

Not applicable
(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.03.	Bankruptcy or Receivership.

As previously reported, on June 15, 2010 (the “Petition Date”) Corus Bankshares, Inc. (the “Company”) filed a voluntary petition in the United States Bankruptcy Court for the Northern District of Illinois, Eastern Division (the “Bankruptcy Court”) seeking relief under the provisions of Chapter 11 of Title 11 of the United States Code (the “Bankruptcy Code”) (Case No. 10-26881) (the “Case”).

On September 27, 2011 (the “Confirmation Date”), the Bankruptcy Court entered an order (the “Confirmation Order”) confirming the Company’s Third Amended Plan of Reorganization under Chapter 11 of the Bankruptcy Code (as amended and supplemented, the “Plan”).

On October 27, 2011 (the “Effective Date”), the Company consummated its reorganization under the Bankruptcy Code and the Plan became effective. Pursuant to the Plan, on the Effective Date all equity interests in the Company which existed immediately prior to the Petition Date were automatically cancelled and the obligations of the Company with respect to such equity interests were discharged. Accordingly, on the Effective Date the Company will file a Form 15 “Certification and Notice of Termination of Registration Under Section 12(g) of the Securities Exchange Act of 1934 or Suspension of Duty to File Reports Under Sections 12 and 15(d) of the Securities and Exchange Act of 1934” with the United States Securities and Exchange Commission and will cease to be a reporting company under the Securities Exchange Act of 1934.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report on Form 8-K to be signed on its behalf by the undersigned, thereunto duly authorized.

CORUS BANKSHARES, INC.

By:  /s/ Stephen J. Antal
Name:  Stephen J. Antal
Title: General Counsel

Dated: October 27, 2011